Exhibit 99.2

MAIA Biotechnology Announces Pricing of $30 Million Underwritten Public Offering of Common Stock

Financing included participation by healthcare-dedicated investors alongside existing shareholders

CHICAGO, IL, March 02, 2026 (GLOBE NEWSWIRE) -- MAIA Biotechnology, Inc., (NYSE American: MAIA) (“MAIA”, the “Company”), a clinical-stage biopharmaceutical company developing targeted immunotherapies for cancer, today announced the pricing of its underwritten public offering of 20,000,000 shares of its common stock at a public offering price of $1.50 per share for aggregate gross proceeds of $30 million, prior to deducting underwriting discounts and other offering expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 3,000,000 shares of common stock at the public offering price per share, less the underwriting discounts to cover over-allotments, if any. The offering is expected to close on March 4, 2026, subject to satisfaction of customary closing conditions.

The offering was structured as a straightforward common stock only investment with no warrant coverage and was led by healthcare-dedicated investors alongside existing shareholders.

Konik Capital Partners, LLC, a division of T.R. Winston & Company is acting as the sole book-running manager for the offering.

MAIA intends to use the net proceeds from the offering to conduct clinical trials and for working capital and general corporate purposes.

The securities described above are being offered and sold pursuant to a “shelf” registration statement on Form S-3 (File No. 333-273984), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 15, 2023, and declared effective on August 23, 2023.

The offering is being made only by means of a prospectus supplement and accompanying prospectus that form a part of the registration statement.. A prospectus supplement describing the terms of the public offering will be filed with the SEC and will form a part of the effective registration statement. A preliminary prospectus supplement and accompanying prospectus relating to this offering have been filed with the SEC.

Copies of the prospectus supplement and the accompanying prospectus relating to this offering may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting Konik Capital Partners LLC, a division of T.R. Winston & Company, at 7 World Trade Center, 46th Floor, New York, NY 10007, Attention: Capital Markets Team, Email: capmarkets@konikcapitalpartners.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About MAIA Biotechnology

MAIA is a targeted therapy, immuno-oncology company focused on the development and commercialization of potential first-in-class drugs with novel mechanisms of action that are intended to meaningfully improve and extend the lives of people with cancer. Our lead program is ateganosine (THIO), a potential first-in-class cancer telomere targeting agent in clinical development for the treatment of NSCLC patients with telomerase-positive cancer cells. For more information, please visit www.maiabiotech.com.

Cautionary Note Regarding Forward-Looking Statements

MAIA cautions that all statements, other than statements of historical facts contained in this press release, are forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels or activity, performance or achievements to be materially different from those anticipated by such statements. The use of words such as “may,” “might,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify forward looking statements. However, the absence of these words does not mean that statements are not forward-looking. For example, all statements we make regarding (i) the initiation, timing, cost, progress and results of our preclinical and clinical studies and our research and development programs, (ii) our ability to advance product candidates into, and successfully complete, clinical studies, (iii) the timing or likelihood of regulatory filings and approvals, (iv) our ability to develop, manufacture and commercialize our product candidates and to improve the manufacturing process, (v) the rate and degree of market acceptance of our product candidates, (vi) the size and growth potential of the markets for our product candidates and our ability to serve those markets, (vii) our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates and (viii) the closing of our underwritten public offering of common stock, are forward looking. All forward-looking statements are based on current estimates, assumptions and expectations by our management that, although we believe to be reasonable, are inherently uncertain. Any forward-looking statement expressing an expectation or belief as to future events is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future events and are subject to risks and uncertainties and other factors beyond our control that may cause actual results to differ materially from those expressed in any forward-looking statement. A detailed discussion of these uncertainties and risks that affect our business is contained in our SEC filings, including our reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Any forward-looking statement speaks only as of the date on which it was made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In this release, unless the context requires otherwise, “MAIA,” “Company,” “we,” “our,” and “us” refers to MAIA Biotechnology, Inc. and its subsidiaries.

Investor Relations Contact

+1 (872) 270-3518

ir@maiabiotech.com